EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Forestry, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 08913574) of China Forestry, Inc. of our report dated March 30, 2009, related to the financial statements of China Forestry, Inc. as of December 31, 2008 and 2007 and for the years then ended.

We also consent to the reference to our firm under the heading "Experts" appearing in the Prospectus contained in the above Registration Statement on Form S-8.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
March 30, 2009